Calculation of Filing Fee Tables
S-8
COHU INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, par value $1.00 per share	Other	3,400,000	$ 49.23	$ 167,382,000.00	0.0001381	$ 23,115.45
2	Equity	Common stock, par value $1.00 per share	Other	600,000	$ 41.85	$ 25,110,000.00	0.0001381	$ 3,467.69
Total Offering Amounts:						$ 192,492,000.00		$ 26,583.14
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 26,583.14
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers any additional shares of the Registrant's common stock (the "Common Stock") that become issuable under the 2026 Equity Incentive Plan (the "2026 Plan") and the Amended and Restated 1997 Employee Stock Purchase Plan (the "ESPP") by reason of any stock dividend, stock split, recapitalization or other similar transaction. (2) Represents additional shares of the Registrant's Common Stock available for issuance under the 2026 Plan. (3) Estimated pursuant to Rule 457(c) and (h) solely for purposes of calculating the registration fee. The price is calculated on the basis of the average of the high and low prices of the Registrant's Common Stock on May 14, 2026, as reported on the Nasdaq Global Select Market.

[2]	(4) Represents additional shares of the Registrant's Common Stock available for issuance under the ESPP. (5) Estimated pursuant to Rule 457(c) and (h) solely for purposes of calculating the registration fee. The price is calculated on the basis of the average of the high and low prices of the Registrant's Common Stock on May 14, 2026, as reported on the Nasdaq Global Select Market, multiplied by 85%. Pursuant to the ESPP, the purchase price of a share of the Registrant's Common Stock is 85% of the lesser of the fair market value of the Common Stock on the date of commencement of the offering period or on the last day of the offering period.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources